SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

PREFERRED VOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	033-92854 (Commission File Number)	75-2440201 (IRS Employer Identification Number)

6500 Greenville Avenue, Suite 570
Dallas, Texas 75206
(Address of principal executive offices)

Registrant's telephone number, including area code: (214) 265-9580

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 7.01. Regulation FD Disclosure

On November 15, 2006, we issued a press release announcing the declaration of a five for one reverse stock split of our common stock to be effective as of the close of business on the record date of November 24, 2006. As of such date, each existing share of our common stock will be reclassified and changed into one new share of common stock, and each holder of our common stock on the record date will be entitled to receive, upon delivery of his stock certificate, a certificate or certificates representing one share of common stock for each five shares of common stock represented by the certificate or certificates of such holder at the close of business on the record date. Cash will be paid to shareholders in lieu of any fractional shares.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

99.1 Press Release dated November 15, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED VOICE, INC.

Date: November 15, 2006	By:	/s/ Mary Merritt
President and Chief Executive Officer